Exhibit 32

Certifications Pursuant to Section 1350 of Chapter 63

of Title 18 of the United States Code

We, the undersigned Trevor Fetter and Biggs C. Porter, being, respectively, the President and Chief Executive Officer and the Chief Financial Officer of Tenet Healthcare Corporation (the “Registrant”), do each hereby certify that (i) the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010 (the “Form 10-K”), to be filed with the Securities and Exchange Commission on February 25, 2011, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Registrant and its subsidiaries.

Date: February 24, 2011	/s/ TREVOR FETTER
Trevor Fetter President and Chief Executive Officer

Date: February 24, 2011	/s/ BIGGS C. PORTER
Biggs C. Porter Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. §1350; it is not being filed for purposes of Section 18 of the Securities Exchange Act, and is not to be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.